Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

TETRAGENEX PHARMACEUTICALS, INC.
PROMISSORY NOTE

$[ _ ]	[Date]

FOR VALUE RECEIVED, Tetragenex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), promises to pay to the order of [ _ ] (the “Holder”), or its assignees, the principal sum of [ _ ] dollars ($____) plus interest at the rate, subject to Section 4 hereof, of twelve percent (12%) per annum, or so much, thereof, which may be outstanding on the Maturity Date (as hereinafter defined).

Subject to Section 3 hereof, the entire outstanding principal amount and accrued interest of this promissory note (this “Note”) shall be due and payable on a date (the “Maturity Date”) which shall be the earlier to occur of: (i) two (2) years from the date hereof, or (ii) the Company receiving equity financing after the date hereof in excess of US $2,000,000 in the aggregate (or the closing on the Offering at or in excess of $2 million.  For purposes hereof, “Offering” means that certain private placement of “units” consisting of a promissory note in the principal amount of $[ _ ], together with a warrant to purchase [ _ ] shares of the Company’s common stock.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject and to which Holder, by the acceptance of this Note, and the Company, by execution of this Note, agree as follows:

1.             If the Company shall (a) fail to pay any principal or interest payable hereunder promptly on the due date thereof, or upon the occurrence of an Event of Default or upon the Maturity Date then the entire unpaid principal sum, together with all interest accrued payable hereunder added thereto, at the option of the Holder, shall bear interest, from the date of such occurrence through the date of judgment and until collection, at the rate which is the lesser of (x) fifteen percent (15%) per annum, or (y) the highest rate permitted by law.

2.             Events of Default.  The occurrence and continuation of any of the following shall constitute an “Event of Default” under this Note:

a.	Failure to Pay or Other Defaults in Performance. The Company fails to pay in full the principal amount and any accrued interest on the Maturity Date, pursuant to the terms herein; or

b.
Other Breaches.  The  Company breaches its representations or warranties or otherwise fails to duly observe, perform or comply with any material covenant, agreement or provision of this Note, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by the Holder to the Company; or

c.
Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, or sell or liquidate all or substantially all of its assets, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

d.
Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced.

3.            Rights of Holder upon Default.  Upon the occurrence and during the continuation of any Event of Default, immediately upon notice, all outstanding principal and accrued but unpaid interest payable by the Company hereunder shall become immediately due and payable.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it by this Note, or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.            Successors and Assigns.  The rights and obligations of the Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.            Waiver and Amendment.  Any provision of this Note may be amended or modified only upon the written consent of the Company and Holder (or holder’s respective assigns).  No delay or omission of Holder or any other holder hereof to exercise any power, right or remedy accruing to Holder or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy.

6.            Expenses.  Each party shall pay its costs and expenses incurred in connection with this Note.

7.            Assignment by The Company.  This Note and the rights, interests or obligations hereunder may not be assigned, in whole or in part, by the Company without the prior approval of the Holder.

8.            Notices.  Any notice, or other communication required or permitted to be given under this Agreement shall be deemed given when received in writing by the Parties at the address below or to such other address or the attention of such other Party as the Parties shall advise the other by written notice given in conformity herewith:

If to the Company:	Tetragenex Pharmaceuticals, Inc.
1 Maynard Drive, Suite 105
Park Ridge, New Jersey 07656

With a Copy to:	Gersten Savage, LLP
600 Lexington Avenue
New York, New York, 10022
Attention: Arthur S. Marcus, Esq.
If to the Holder at the address set forth on the signature page hereto.

or to such other address or the attention of such other Party as the Parties shall advise the other by notice in conformity herewith.

9.            Partial Invalidity.  Each part of this Note is intended to be separate.  If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Note and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

10.           Expenses; Waivers.  If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Note.

11.           Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.  Venue shall be exclusively in the federal and state courts of New York County, New York.

12.           Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the Company and the Holder hereby irrevocably and expressly waive all right to a trial by jury in any action, proceeding, counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Note, or other documents entered in connection herewith or the transactions contemplated hereby.

13.           Headings.  The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

14.           Miscellaneous.  If this Note any other document related to this loan are lost, stolen, mutilated or destroyed, and the Holder delivers to the Company an indemnification in the Company’s favor, signed by the Holder, the Company will sign and deliver to Holder, a new Note in form and content which will have the effect of the original for all purposes.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

TETRAGENEX PHARMACEUTICALS, INC.
By:
Name: Martin Schacker
Title: Co-CEO

The undersigned Holder does
hereby accept and agree to all of the
terms and conditions of the above Note.

By:
Name:
Address